UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2009

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement

On December 10, 2009, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”) entered into an Accounts Receivable Purchasing Agreement (the “ARPA”) with DSCH Capital Partners, LLC d/b/a Far West Capital (“FWC”).  Pursuant to the ARPA, FWC may purchase, in its sole discretion, eligible accounts receivable of Xplore Technologies Corporation of America (“Xplore America”) on a revolving basis up to a maximum of $4,750,000.  Under the terms of the ARPA, FWC may purchase eligible receivables from Xplore America with full recourse for the face amount of such eligible receivables less a discount of 0.52%.  In addition, Xplore America is required to pay FWC a monthly cost of funds fee equal to the net funds employed by FWC (i.e., the daily balance of the purchase price of all purchased receivables less the reserve amount, plus the amount of the reserve shortfall plus any unpaid fees and expenses due from Xplore America to FWC under the ARPA) multiplied by the annual rate of The Wall Street Journal prime lending rate plus 11.50%, which fees accrues daily.  FWC will retain 15% of the purchase price of the receivables as a reserve amount.

The ARPA also provides that FWC has the right to require Xplore America to repurchase any purchased accounts receivable: (a) if there is a dispute as to the validity of such receivable by the account debtor, (b) if certain covenants, warranties or representations made by Xplore America with respect to such receivables are breached, (c) upon and during the continuance of an event of default under the ARPA or upon the termination of the ARPA, or (d) if such receivable remains unpaid 90 days after the invoice date.  The ARPA has an initial term of one year with automatic renewals for successive one-year periods. Notwithstanding that, FWC may terminate the ARPA at any time upon 150 days prior written notice or without notice upon and during the continuance of an event of default.

The ARPA contains standard representations, warranties, covenants, indemnities and releases for transactions of this type.  The Company has guaranteed Xplore America’s obligations under the ARPA pursuant to the terms and provisions of a corporate guaranty and suretyship (the “Corporate Guaranty and Suretyship”).  In addition, Xplore America’s obligations under the ARPA are secured by a lien on all assets of Xplore America.

Prior to and other than pursuant to the ARPA, there was and is no material relationship between the Company or its affiliates on the one hand, and FWC on the other.

The above description of each of the ARPA and the Corporate Guaranty and Suretyship is qualified in its entirety by reference to the terms of the ARPA, attached hereto as Exhibit 10.1 and incorporated herein by reference, and the terms of the Corporate Guaranty and Suretyship, attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 1.02           Termination of Material Definitive Agreement

On December 10, 2009, Xplore America repaid in full all outstanding obligations under that certain Amended and Restated Loan and Security Agreement, dated as of September 11, 2009, among Xplore America and Silicon Valley Bank (“SVB”), as amended (the “A&R Loan Agreement”), and related loan and collateral security agreements (collectively, the “Loan Documents”).  In connection with the termination of the A&R Loan Agreement, (i) all unfunded commitments to make credit extensions or financial accommodations to Xplore America or any other person under the A&R Loan Agreement were terminated; (ii) all security interests and other liens granted to or held by SVB as security for such indebtedness were terminated, and (iii) all other obligations of Xplore America under the Loan Documents were terminated.  The A&R Loan Agreement was previously filed as an exhibit to the Company’s Form 8-K filed with the Commission on September 21, 2009.

ITEM 2.03           Creation of a Direct Financial Obligation

Because the ARPA represents a potential direct financial obligation of the Company, the information set forth in Item 1.01 hereof is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibit

Exhibit 10.1	Accounts Receivable Purchasing Agreement

Exhibit 10.2	Corporate Guaranty and Suretyship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2009	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Accounts Receivable Purchasing Agreement

Exhibit 10.2	Corporate Guaranty and Suretyship